EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Marilynn Meek
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3773

ASHFORD TRUST PRICES PUBLIC OFFERING OF PREFERRED STOCK

DALLAS, July 6, 2016 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it has priced its underwritten public offering of 4,800,000 shares of 7.375% Series F Cumulative Preferred Stock (the “Preferred Stock”) at $25.00 per share. Dividends on the Preferred Stock will accrue at a rate of 7.375% per annum on the liquidation preference of $25.00 per share. Settlement of the offering is expected to occur on or about July 13, 2016.
Ashford Trust intends to use the net proceeds of this Preferred Stock offering to redeem shares of its 9.000% Series E Cumulative Preferred Stock. To the extent that proceeds from the offering are greater than the amount necessary to redeem the 9.000% Series E Cumulative Preferred Stock, Ashford Trust will use the excess for general corporate purposes.
Morgan Stanley and UBS Investment Bank acted as joint book-running managers for the offering. Baird, Canaccord Genuity, Credit Agricole CIB, Credit Suisse, Deutsche Bank Securities, FBR, Janney Montgomery Scott, JMP Securities, and KeyBanc Capital Markets acted as co-managers for the offering.
The Preferred Stock will be issued and sold pursuant to an effective shelf registration statement (including a prospectus) on Form S-3 previously filed with the Securities and Exchange Commission and a prospectus supplement. Copies of the prospectus supplement and accompanying prospectus for the offering may be obtained on the website of the Securities and Exchange at www.sec.gov, or by contacting: Morgan Stanley & Co. LLC, 180 Varick Street, Second Floor, New York, New York 10014, Attention: Prospectus Department (telephone: 1-866-718-1640 or email:prospectus@morganstanley.com), or UBS Securities LLC, Attn: Prospectus Dept., 1285 Avenue of the Americas, New York, NY 10019 (telephone: 1-888-827-7275).
This press release does not constitute an offer to sell or a solicitation of an offer to buy the Preferred Stock, nor shall there be any offer or sale of the Preferred Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The Preferred Stock may be offered only by means of the prospectus supplement and accompanying prospectus.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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